SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant X

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	by Rule 14a-6(e)(2))

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                       CONOR MEDSYSTEMS, INC.

        (Name of Registrant as Specified in Its Charter)

                        JOHNSON & JOHNSON

  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

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     6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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          applies:

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          computed pursuant to Exchange Act Rule 0-11 (set forth
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          how it was determined):

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The following text was sent to Conor Medsystems, Inc.
and Cordis Corporation employees on December 8, 2006.

December 8, 2006

To Cordis Corporation and Conor Medsystems, Inc.
Associates:

The cardiovascular market continues to be one of the fastest growing segments of the health care industry as populations in the United States and other countries continue to age. Upon the completion of the acquisition, which is subject to certain closing conditions, the relationship between Conor Medsystems, Inc. and Cordis
Corporation would create a unique opportunity for two exceptional companies with strong technology capabilities and outstanding employees to build a stronger, more diverse cardiovascular franchise. The combination of talent from Conor Medsystems and Cordis businesses gives us the ability to advance the vision of defeating cardiovascular disease by delivering better medical options sooner to many millions of patients suffering from cardiovascular disease.

To ensure our capacity to deliver these important new therapies, we have formed an Acceleration Steering
Committee comprised of Frank Litvack, Chairman and Chief
Executive Officer; Michael Boennighausen, Vice President and Chief Financial Officer; Jeff Shanley, Founder and
Chief Technology Officer; and Azin Parhizgar, Vice
President and Chief Operating Officer from Conor
Medsystems, and Rick Anderson, Company Group Chairman,
Johnson & Johnson; Todd Pope, President, Cordis
Cardiology; Joe Prati, Vice President, Finance; Campbell
Rogers, Chief Technology Officer; and Lisa Uthgenannt,
Vice President, Human Resources from Cordis Corporation, a
Johnson & Johnson company.

The proposed acquisition of Conor Medsystems affirms
Cordis' focus on accelerated growth through expanded capabilities and investment in Conor Medsystems' technologies. Through a multiyear strategy, we will build on the complementary expertise of both organizations. To achieve this goal, the Steering Committee has responsibility for establishing the acceleration objectives and guiding principles, organizing work teams from each company, monitoring the planning process, approving transition plans, and overseeing the transition implementation.

This past week, the Steering Committee met and agreed on the mission and goals of our planned future together and the three phases of our integration strategy.

- The first phase will accelerate and enhance the capabilities and programs of Conor Medsystems with support from Cordis and Johnson & Johnson
- The second phase will create a drug delivery center of excellence in vascular technologies, including an Advanced R&D center that focuses on delivering therapeutics through medical devices. This is a critical component of Cordis' West Coast Strategy to enhance research and development capabilities around innovative product concepts.
- The third phase will explore possibilities in a broad range of clinical indications beyond cardiovascular categories.

Our work will be guided by the following principles:
-    Protecting, maintaining, and investing in the Conor
Medsystems technology platform
- Retaining and enriching technical capabilities and talent of both organizations
- Utilizing Cordis and Johnson & Johnson resources, lessons learned, and infrastructure
- Respecting each others' ideas, capabilities, and expertise

Upon closure, our near-term efforts will focus on the following activities:
- Supporting efforts to secure approvals for Conor products worldwide
- Fully integrating Conor Medsystems products into the Cordis global sales and marketing strategy
- Expanding the Cordis West Coast Innovation Strategy to include Conor Medsystems


Within the coming weeks, Acceleration Leaders from each company will be named and these individuals will form their teams. The teams will develop detailed goals and a work plan for the successful implementation of the three-phase strategy. It is important for us all to remember that the implementation of the strategy would become effective only upon conclusion of the acquisition, projected for the first quarter of 2007.

Collaborative teams will be providing more clarity to both organizations as we work together to further define our strategy to accelerate our growth. Together, we are certain that our combined organization will accomplish more together than either could have alone.

We know we can count on your focus, collaboration, and
commitment to our combined success.   The first steps we
take together will be critical toward our long term ability to achieve our goals and realize our potential to positively impact health care professionals, patients, and employees. We will communicate our progress frequently, but in the meantime, feel free to contact your respective
Acceleration Steering Committee members with additional questions.

Thank you for your enthusiasm and dedication to our shared goals.

Sincerely,


Rick Anderson                 Frank Litvack, MD
Company Group Chairman        Chairman & CEO
Cordis Corporation            Conor Medsystems


Forward Looking Statements

The above memorandum contains "forward-looking statements" as defined in the Private Securities
Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Johnson & Johnson's and Conor Medsystem's expectations and projections. Risks and uncertainties include satisfaction of closing conditions including receipt of regulatory approvals for the transaction, and the possibility that the transaction will not be completed; general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment. A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99 of Johnson &
Johnson's Annual Report on Form 10-K for the fiscal year ended January 1, 2006 and Conor Medsystem's
Quarterly Report on Form 10-Q for the quarter ended
September 30, 2006. These filings, as well as subsequent filings, are available online at www.sec.gov or on request from the applicable company. Neither company undertakes to update any forward-looking statements as a result of new information or future events or developments.

Additional Information About the Proposed Transaction and Where To Find It

In connection with the proposed transaction, Conor
Medsystems intends to file a proxy statement and other relevant materials with the Securities and Exchange
Commission (the "SEC"). Before making any voting decision with respect to the proposed transaction, stockholders of Conor Medsystems are urged to read the proxy statement and other relevant materials because they will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents filed by Conor Medsystems with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, stockholders of Conor Medsystems may obtain free copies of the documents filed with the SEC by contacting Conor Medsystems at (650) 614-4100, or Conor
Medsystems, Inc., 1003 Hamilton Court, Menlo Park, CA
94025. You may also read and copy any reports, statements, and other information filed by Conor
Medsystems with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, DC
20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.

Conor Medsystems and Johnson & Johnson and each of their executive officers and directors may be deemed to be participants in the solicitation of proxies from Conor Medsystems' stockholders in favor of the proposed transaction. A list of the names of Conor Medsystems' executive officers and directors and a description of their respective interests in Conor Medsystems are set forth in the proxy statement for Conor Medsystems' 2006
Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2006, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended. Certain executive officers and directors of Conor Medsystems have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement when it becomes available.